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CUSIP NO. 859547-10-1                13D


                                  EXHIBIT 1

    Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them.


Date: September 5, 1995            /s/ Sam Wyly
                                   -----------------------------------------
                                   Sam Wyly


                                   /s/ Charles J. Wyly, Jr.
                                   -----------------------------------------
                                   Charles J. Wyly, Jr.


                                   MAVERICK ENTREPRENEURS FUND, LTD.
                                   (formerly
                                   FIRST DALLAS LIMITED)


                                   By: /s/ Sam Wyly
                                       -------------------------------------
                                           Sam Wyly,
                                           General Partner


                                   By: /s/ Charles J. Wyly, Jr.
                                       -------------------------------------
                                           Charles J. Wyly, Jr.,
                                           General Partner